EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-110509 and 333-110510) and Registration Statements on Form S-8 (Nos. 333-118233, 333-98875 and 333-46320) of Path 1 Network Technologies Inc. of our report dated March 15, 2005, included in this Form 10-K of Path 1 Network Technologies Inc., relating to their consolidated financial statements for the years ended December 31, 2004, 2003, and 2002.

SWENSON ADVISORS, LLP

San Diego, California

March 28, 2005